Exhibit 99.1

UAL Investor Update: March 17, 2010

Outlook Highlights

Capacity

First quarter 2010 consolidated available seat miles (ASMs) are estimated to be down 3.4% year-over-year. Storm-related cancellations in February along the East Coast accounted for 1.0 percentage point of the year-over-year decline in consolidated ASMs for the first quarter. First quarter 2010 consolidated revenue passenger miles (RPMs) are estimated to be up 1.7% to 2.7% year-over-year.

Revenue

The company estimates consolidated passenger unit revenue (PRASM) to be up 16.0% to 17.0% year-over-year for the first quarter, and mainline PRASM to be up 16.5% to 17.5% year-over-year. The decreased revenue associated with the February storms along the East Coast offset by the reduced ASMs resulted in 1.5 percentage points of the year-over-year increase in consolidated PRASM for the month of February and 0.4 percentage point for the first quarter 2010.

Non-Fuel Expense

The company estimates first quarter 2010 consolidated non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 4.0% to 5.0% year-over-year. The company estimates first quarter 2010 mainline non-fuel unit cost per ASM (CASM), excluding profit sharing and certain accounting charges, to be up 4.5% to 5.5%. The reduced ASMs and increased costs associated with the February storms along the East Coast resulted in 1.0 percentage point of the year-over-year increase in consolidated non-fuel CASM for the first quarter.

Fuel Expense

The company estimates mainline fuel price, including the impact of cash settled hedges, to be $2.22 per gallon for the first quarter.

Non-Operating Income/Expense

Non-operating expense is estimated to be $150 million to $160 million for the first quarter.

Income Taxes

Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time. The company expects an effective tax rate of 0% for the first quarter of 2010.

Unrestricted and Restricted Cash

The company expects to end the first quarter with an unrestricted cash balance of approximately $3.4 billion to $3.5 billion. The cash balance does not include approximately $700 million in net proceeds that will be received in April 2010 from the senior secured notes and senior second lien notes that were issued in the first quarter. The company expects to end the first quarter with a restricted cash balance of approximately $310 million.

Credit Facility Fixed Charge Coverage Ratio Covenant

The company expects to be in full compliance with its credit facility covenants in the first quarter.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

First Quarter 2010 Operational Outlook

	First Quarter 2010	Year-Over-Year % Change Higher/(Lower)
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	10.50¢ - 10.59¢	16.5% - 17.5%
Regional Affiliate Passenger Unit Revenue (¢/ASM)	17.00¢ - 17.17¢	5.3% - 6.4%
Consolidated Passenger Unit Revenue (¢/ASM)	11.44¢ - 11.54¢	16.0% - 17.0%
Cargo and Other Revenue ($ millions)	$375 - $385

Operating Expense*
Mainline Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	11.88¢ - 11.96¢	5.1% - 5.8%
Regional Affiliate Unit Cost (¢/ASM)	17.09¢ - 17.21¢	4.0% - 4.7%
Consolidated Unit Cost Excluding Profit Sharing and Non-Cash Net Mark-to-Market Impacts (¢/ASM)	12.63¢ - 12.72¢	6.0% - 6.7%

Non-Fuel Expense*
Mainline Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.36¢ - 8.44¢	4.5% - 5.5%
Regional Affiliate Unit Cost Excluding Fuel (¢/ASM)	11.91¢ - 12.03¢	(4.1%) - (3.1%)
Consolidated Unit Cost Excluding Fuel & Profit Sharing (¢/ASM)	8.87¢ - 8.96¢	4.0% - 5.0%

Fuel Expense**
Mainline Fuel Consumption	447 Million Gallons
Mainline Fuel Price Excluding Hedges	$2.18 / Gallon
Mainline Fuel Price Including Cash Settled Hedges	$2.22 / Gallon
Mainline Fuel Price Including Cash Settled Hedges and Non-Cash Net Mark-to-Market Gains/(Losses) (GAAP fuel expense per gallon)	$2.26 / Gallon
Regional Affiliates Fuel Consumption	103 Million Gallons
Regional Affiliates Fuel Price	$2.39 / Gallon
(Fuel hedge gains and losses are not allocated to Regional Affiliates)

Non-Operating Income/(Expense)

Non-Operating Income/(Expense)	($150M) - ($160M)

Income Taxes
Effective Tax Rate	0%

Capacity and Traffic
Mainline Domestic Capacity (Million ASM's)	16,006	(5.8%)
Mainline International Capacity (Million ASM’s)	12,156	(6.5%)
Mainline System Capacity (Million ASM's)	28,162	(6.1%)
Regional Affiliates Capacity (Million ASM’s)	4,753	16.4%
Consolidated Domestic Capacity (Million ASM’s)	20,759	(1.5%)
Consolidated System Capacity (Million ASM’s)	32,915	(3.4%)

Mainline System Traffic (Million RPM's)	22,694 - 22,923	(0.8%) - 0.2%
Regional Affiliates Traffic (Million RPM’s)	3,553 - 3,582	21.0% - 22.0%
Consolidated System Traffic (Million RPM’s)	26,247 - 26,505	1.7% - 2.7%

*	Excludes special items and certain accounting charges
**	Based on the closing forward fuel price curve as of 3/12/10

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Fuel Hedge Positions

For the first quarter, the company has hedged approximately 75% of its estimated consolidated fuel requirements at an average crude oil price of $75 per barrel.

Share Count

Shown below, for illustrative purposes only, are estimated basic and dilutive share counts for the first quarter of 2010 and the full year 2010. The calculation of share counts is based on a number of assumptions including, but not limited to, an assumed market stock price, number of shares outstanding and a statutory tax rate of 37%. Actual share counts may be different from those shown below.

	1Q 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	167.4	167.4	—
$1 million - $13 million	167.4	168.4	—
$14 million- $117 million	167.4	208.1	$3.2
$118 million- $163 million	167.4	230.4	$16.1
$164 million or greater	167.4	233.8	$18.8

	Full Year 2010 (Estimated)
Net Income	Basic Share Count (in millions)	Diluted Share Count (in millions)	Interest Add-back (in millions)
Less than or equal to $0	167.5	167.5	—
$1 million -$55 million	167.5	168.6	—
$56 million- $483 million	167.5	208.3	$13.0
$484 million- $670 million	167.5	230.5	$65.9
$671 million or greater	167.5	234.0	$76.8

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our amended credit facility and other financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact the economic recession has on customer travel patterns; the increasing reliance on enhanced video-conferencing and other technology as a means of conducting virtual meetings; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation or other insurance; the costs associated with security measures and practices; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under the caption “Risk Factors” in Item 1A. of the 2009 Annual Report, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (“SEC”). Consequently, forward-looking statements should not be regarded as representations or warranties by UAL Corporation or United that such matters will be realized.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the company’s operating performance more difficult.

	Q1 2010 Estimate
Mainline operating expense per ASM – CASM (cents)	Low	High
Mainline operating expense excluding profit sharing	11.94	12.02
Special items and other exclusions*	—	—

Mainline operating expense excluding profit sharing and special items	11.94	12.02
Less: net non-cash mark-to-market impact	(0.06)	(0.06)

Mainline operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	11.88	11.96
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.52)	(3.52)

Mainline operating expense excluding fuel, profit sharing and special items	8.36	8.44

	Q4 2010 Estimate
Regional Affiliate operating expense per ASM – CASM (cents)	Low	High
Regional Affiliate operating expense	17.09	17.21
Less: Regional Affiliate fuel expense	(5.18)	(5.18)

Regional Affiliate operating expense excluding fuel	11.91	12.03

	Q4 2010 Estimate
Consolidated operating expense per ASM – CASM (cents)	Low	High
Consolidated operating expense excluding profit sharing	12.68	12.77
Special items and other exclusions*	—	—

Consolidated operating expense excluding profit sharing and special items	12.68	12.77
Less: net non-cash mark-to-market impact	(0.05)	(0.05)

Consolidated operating expense excluding profit sharing, net non-cash mark-to-market impact and special items	12.63	12.72
Less: fuel expense (excluding net non-cash mark-to-market impact)	(3.76)	(3.76)

Consolidated operating expense excluding fuel, profit sharing and special items	8.87	8.96

*	Operating expense per ASM – CASM also excludes the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While United anticipates that it will record such charges in the first quarter, at this time the company is unable to accurately estimate the amounts of these charges.

The United Building: 77 West Wacker Drive, Chicago, IL 60601

4